     As filed with the Securities and Exchange Commission on June 14, 1999.
                                                      Registration No. 333-
                                                                           -----
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             SUIZA FOODS CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    75-2559681
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)


                        2515 MCKINNEY AVENUE, SUITE 1200
                               DALLAS, TEXAS 75201
                                 (214) 303-3400

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             -----------------------

                    SUIZA FOODS CORPORATION 1997 STOCK OPTION
                            AND RESTRICTED STOCK PLAN


                            (Full title of the Plan)

                             -----------------------

GREGG L. ENGLES                                 COPY TO: LISA N. TYSON
CHAIRMAN OF THE BOARD AND                                SUIZA FOODS CORPORATION
CHIEF EXECUTIVE OFFICER                                  2515 MCKINNEY AVENUE,
SUIZA FOODS CORPORATION                                  SUITE 1200
2515 MCKINNEY AVENUE, SUITE 1200                         DALLAS, TEXAS  75201
DALLAS, TEXAS  75201                                     (214) 303-3400
(214) 303-3400
(Name, address, and telephone number,
including area code, of agent for service)


                             -----------------------

                         CALCULATION OF REGISTRATION FEE


-------------------------- ---------------------- ---------------------- ---------------------- ---------------------
        TITLE OF                  AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
       SECURITIES                  TO BE             OFFERING PRICE            AGGREGATE            REGISTRATION
    TO BE REGISTERED            REGISTERED(1)         PER SHARE(2)          OFFERING PRICE(2)          FEE(2)
-------------------------- ---------------------- ---------------------- ---------------------- ---------------------
      Common Stock,              1,500,000           $        34.625         $  51,937,500         $        14,439
     $.01 par value
-------------------------- ---------------------- ---------------------- ---------------------- ---------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an undetermined additional amount of shares of common stock to be offered or sold pursuant to the antidilution provisions of the Suiza Foods Corporation 1997 Stock Option and Restricted Stock Plan.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of common stock, as reported on the New York Stock Exchange on June 7, 1999, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

         We have amended our 1997 Stock Option and Restricted Stock Plan (the "Plan") to add 1,500,000 shares of our common stock to the number of shares available for issuance upon the exercise of options granted or grants of common stock made pursuant to the Plan. This Registration Statement on Form S-8 is filed in order to register such additional 1,500,000 shares of common stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents that we have previously filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which contains our audited financial statements for our last completed fiscal year (the "1998 Form 10-K").

         (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         (c) Our Current Reports on Form 8-K filed February 12, 1999 and May 5, 1999.

         (d) All other reports that we file pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the 1998 Form 10-K.

         (e) The description of our common stock contained in our Registration Statement on Form 8-A, dated February 19, 1997 (File Number 001-12755), including any amendment or report filed for the purpose of updating such description.

         All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



                                     Page 2
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ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         No applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Certificate of Incorporation provides that no director of our company will be personally liable to us or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         Our certificate of Incorporation contains provisions requiring it to indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.



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


ITEM 8.  EXHIBITS

         5.1*   Opinion of Lisa N. Tyson, Esq.
         23.1* Consent of Lisa N. Tyson, Esq. (contained in Exhibit 5.1) 23.2* Consent of Deloitte & Touche, LLP
         23.3*  Consent of Arthur Andersen LLP
         23.4   Consent of KPMG Peat Marwick LLP
         24.1*  Power of Attorney (contained on signature page)
-------------------------
*        Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a) We hereby undertake:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



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         (b) We hereby undertake that for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by us against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy a expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and we have duly caused this registration statement or amendment thereto to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 9th day of June, 1999.

                                              SUIZA FOODS CORPORATION


                                              By: /s/ LISA N. TYSON
                                                 -------------------------------
                                                 Lisa N. Tyson
                                                 Vice President and
                                                 Assistant General Counsel

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Suiza Foods Corporation, hereby severally constitute and appoint Michelle P. Goolsby and Lisa N. Tyson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, any other Registration Statement related to the same offering, and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Suiza Foods Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                           Title                        Date
          ---------                           -----                        ----
/s/ GREGG L. ENGLES
------------------------------     Chairman of the Board, Chief        June 14, 1999
Gregg L. Engles                    Executive Officer and Director
                                   (Principal Executive Officer)

/s/ HECTOR M. NEVARES
------------------------------     Director                            June 14, 1999
Hector M. Nevares

/s/ STEPHEN L. GREEN
------------------------------     Director                            June 14, 1999
Stephen L. Green

/s/ P. EUGENE PENDER
------------------------------     Director                            June 14, 1998
P. Eugene Pender

/s/ JOSEPH S. HARDIN, JR.
------------------------------     Director                            June 14, 1999
Joseph S. Hardin, Jr.

/s/ ALAN J. BERNON
------------------------------     Director                            June 14, 1999
Alan J. Bernon

/s/ JOHN R. MUSE
------------------------------     Director                            June 14, 1999
John R. Muse

/s/ JIM L. TURNER
------------------------------     Director                            June 14, 1999
Jim L. Turner

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                                INDEX TO EXHIBITS


EXHIBIT NUMBER             DESCRIPTION
5.1*                       Opinion of Lisa N. Tyson, Esq.
23.1*                      Consent of Lisa N. Tyson, Esq. (contained in Exhibit 5.1)
23.2*                      Consent of Deloitte & Touche, LLP
23.3*                      Consent of Arthur Andersen LLP
23.4                       Consent of KPMG Peat Marwick LLP
24.1*                      Power of Attorney (contained on signature page)

-----------------------
*  Filed herewith.